UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 2, 2003

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 2 pages.

ITEM 5.    OTHER EVENTS

     The purpose of this Current Report on Form 8-K is to announce BB&T’s completion of the acquisition of First Virginia Banks, Inc.

EXHIBIT INDEX

Exhibit 99.1 Announcement of BB&T’s completion of the acquisition of First Virginia Banks, Inc. issued July 2, 2003

Exhibit 99.1

July 2, 2003

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham	Richard F. Bowman
Senior Vice President	Sr. Exec. Vice President	Senior Vice President	Chief Financial Officer
Investor Relations	Chief Financial Officer	Public Relations	First Virginia Banks, Inc.
(336) 733-3058	(336) 733-3088	(336) 733-1002	(703) 241-3685

BB&T completes acquisition of First Virginia Banks Inc.

          WINSTON-SALEM, N.C. - BB&T Corporation (NYSE: BBT) late Tuesday completed its acquisition of Falls Church, Va.-based First Virginia Banks Inc. to create the nation's 11th largest financial holding company.

          The merger – combining two of the country’s highest performing financial organizations – increases BB&T’s assets to more than $91 billion. It also moves BB&T from fifth to second in Virginia deposit market share.

          The $3.05 billion stock swap is based on BB&T’s closing price Tuesday of $35.01. The exchange ratio is 1.26 BB&T shares for each First Virginia share.

          First Virginia, with $11.2 billion in assets, is the parent company to eight community banks and 363 branches – 296 in Virginia, 55 in Maryland and 12 in northwest Tennessee.

          BB&T plans to increase the number of consumer and small business loans and develop commercial relationships in those markets. Customers also will be introduced to the broader BB&T products and services line, which includes insurance, mutual funds, annuities, trust, retail brokerage, investment banking, corporate finance, online banking, treasury services, leasing and international banking.

          First Virginia operates in some of the most economically attractive markets in the country, including its headquarters in metro Washington, D.C. The First Virginia acquisition gives BB&T nearly 10 percent of the deposit market share in metro Washington, solidifying its No. 4 ranking among commercial banks.

          The acquisition also moves BB&T to No. 10 in Tennessee market share and leaves BB&T's No. 7 market share ranking in Maryland unchanged. BB&T's goal is to be in the top five in deposit market share in all of its markets.

          BB&T divides its banking network into autonomous regions – each with its own president – which operate like community banks. Nearly all decisions are made locally. First Virginia will assume the BB&T name at systems conversion scheduled for mid-October.

          First Virginia is ranked No. 1 in credit quality among 50 regional and super-regional financial institutions. It recorded its sixth consecutive year of record earnings per share in 2002.

          As part of the transaction, First Virginia subsidiaries Family Finance Corporation and Family Finance of Virginia (which also does business as Colonial Loans) will begin operating as Lendmark Financial Services on Monday. Lendmark, a subsidiary of Branch Banking and Trust Company, provides direct and indirect consumer finance and nonconforming mortgage loans throughout the Southeast and Mid-Atlantic.

          Branch Banking and Trust Company is the principal subsidiary of Winston-Salem-based BB&T Corporation. BB&T Corp. operates more than 1,100 banking offices in the Carolinas, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Georgia, Alabama, Florida, Indiana and Washington, D.C.

          BB&T was recently named to the Forbes Platinum 400 list of America’s “Best Big Companies” for the fourth year in a row. More information is available at www.BBandT.com.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       July 2, 2003